Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
ICR, LLC
John Mills
310-954-1105
John.Mills@icrinc.com

ALIMERA SCIENCES SECURES $20 MILLION DEBT FACILITY
ATLANTA, GA. May 8, 2013 -- Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, announced today that its United Kingdom subsidiary, Alimera Sciences Limited, has entered into a Loan and Security Agreement with Silicon Valley Bank (SVB) providing for a term loan in the principal amount of $5 million and up to an additional $15 million under a working capital line of credit.
The proceeds of the term loan will provide additional working capital for general corporate purposes. The line of credit will be utilized to finance accounts receivable in the United Kingdom, Germany and France, and replaces the current $20 million line of credit previously provided by SVB to finance accounts receivable in the United States.
“This debt facility strengthens our financial position for the commercialization of ILUVIEN® in the United Kingdom, Germany and France,” said Dan Myers, Alimera’s president and chief executive officer. “In addition, this provides additional resources as we evaluate our expansion plans in Europe.”
The term loan provides for interest only payments for six months followed by 36 monthly payments of interest, plus principal. Interest on outstanding borrowings under the term loan is payable at the rate of 7.5%. No advances were made at the closing under the working capital line of credit. Borrowings under the working capital line of credit will be advanced at 80% of eligible accounts receivable. Interest is payable on the balance of eligible accounts financed at the rate of 2.75% above SVB’s most recently announced “prime rate.” The maturity dates for the line of credit and the term loan are June 30, 2015 and October 31, 2016, respectively.

About Alimera Sciences, Inc.
Alimera Sciences, Inc., based in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Presently, Alimera is focused on diseases affecting the back of the eye, or retina.

Its primary product, ILUVIEN, is an intravitreal implant containing fluocinolone acetonide (FAc), a non-proprietary corticosteroid with demonstrated efficacy in the treatment of ocular disease.
Forward Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera's commercial plans for ILUVIEN in the European Union and Alimera’s financing needs. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, uncertainty as to Alimera's ability to commercialize, and market acceptance of, ILUVIEN in the European Union, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2012, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. Additional factors may also be set forth in those sections of Alimera’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 to be filed with the SEC in the second quarter of 2013. In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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